UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Spectrum Global Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT OF SPECTRUM GLOBAL SOLUTIONS, INC.
300 Crown Oak Centre Drive

Longwood, Florida 32750
Telephone (407) 512-9102

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDERS MEETING
Date of Mailing: March 29, 2019

To the Stockholders of Spectrum Global Solutions, Inc.:

The attached Information Statement is furnished by the Board of Directors (the “Board”) of Spectrum Global Solutions, Inc. (the “Company,” “Spectrum”, “we” or “us”). The Company, a Nevada corporation, is a public company registered with the Securities and Exchange Commission.

On March 6, 2019, stockholders holding more than 51% of the voting power of the Company (the stockholders, the “Consenting Stockholders”) consented in writing to amend the Company’s Articles of Incorporation, as amended (the “2019 Amendment”). This consent was sufficient to approve the 2019 Amendment under Nevada law. The attached Information Statement describes the 2019 Amendment that the stockholders of the Company have approved, which will do the following: (1) authorize an increase in the authorized shares of the Company’s common stock to 1,000,000,000 shares, par value $.00001, (2) authorize the Board to take all steps necessary to effect, at any time prior to the one-year anniversary of the date of the written consent, a reverse stock split of all outstanding shares of our common stock at an exchange ratio of up to one-for-three hundred (1:300) shares (“Reverse Stock Split”) and (3) change the name of the Company from Spectrum Global Solutions, Inc. to WaveTech Global, Inc.

This Information Statement is prepared and delivered to meet the requirements of Section 78.390 of the Nevada Revised Statutes. This Information Statement is being mailed on or about March 29, 2019 to holders of record of Common Stock as of the close of business on March 7, 2019 (the “Record Date”). The Company had 14,250,890 shares of Common Stock outstanding as of the Record Date. Each share of Common Stock was entitled to one (1) vote.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Under Rule 14c-2(b) of the Securities Exchange Act of 1934, as amended, none of the actions described in the Information Statement may be taken earlier than 20 calendar days after we have sent or given the Information Statement to our stockholders. We intend to distribute this Notice and Information Statement to our stockholders on or about March 29, 2019.

The control share acquisition and dissenter’s rights provisions of Chapter 78 of the Nevada Revised Statues are not applicable to the matters disclosed in this Information Statement. Accordingly, there are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in this Information Statement.

Please read this Notice and Information Statement carefully and in its entirety. It describes the terms of the actions taken by the stockholders.

Although you will not have an opportunity to vote on the approval of the Certificate of Amendment, this Information Statement contains important information about the Certificate of Amendment.

By Order of the Board of Directors

/s/ Roger Ponder
Roger Ponder
Director and Chief Executive Officer

Important Notice Regarding the Availability of Information Statement Materials in connection with this Notice of Stockholder Action by Written Consent:

The Information Statement is available at: https://www.spectrumglobalsolutions.com/investor-center

INFORMATION STATEMENT OF SPECTRUM GLOBAL SOLUTIONS, INC.
300 Crown Oak Centre Drive

Longwood, Florida 32750
Telephone (407) 512-9102

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of Spectrum Global Solutions, Inc., a Nevada corporation (the “Company,” “we” or “us”), to advise them of the corporate actions that have been authorized by written consent of the holder of more than 51% of the voting power (the “Consenting Stockholders”) of the Company’s outstanding capital stock as of the record date of March 7, 2019 (the “Record Date”). These actions are being taken without notice, meetings or votes in accordance with the Nevada Revised Statutes (“NRS”), Sections 78.315 and 78.320. This Information Statement is being mailed to the stockholders of the Company, as of the Record Date, on March 29, 2019.

The Board of Directors has approved, and recommended to the stockholders for approval, several amendments to the Company’s Articles of Incorporation (the “Certificate of Amendment”) to (1) authorize an increase of the shares of the common stock (the “Common Stock”) to 1,000,000,000 shares, par value $.00001, (2) authorize the Board to take all steps necessary to effect, at any time prior to the one-year anniversary of the date of the written consent, a reverse stock split of all outstanding shares of our common stock at an exchange ratio of up to one-for-three hundred (1:300) shares (“Reverse Stock Split”) and (3) change the name of the Company from Spectrum Global Solutions, Inc. to WaveTech Global, Inc.

On March 6, the Consenting Stockholders consented in writing to the Certificate of Amendment. This consent was sufficient to approve the Certificate of Amendment under Nevada law.

No Vote Required

We are not soliciting consents to approve the Certificate of Amendment. Nevada law permits the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent, if the holders of a majority of the shares of its Common Stock sign and deliver a written consent to the action to the Company.

No Appraisal Rights

Under Nevada law, stockholders have no appraisal or dissenters’ rights in connection with the Certificate of Amendment.

Interests of Certain Parties in the Matters to be Acted Upon

Roger Ponder and Keith Hayter, the directors and chief executive officer and president, respectively, of the Company are also the Consenting Stockholders. Other than with respect to the Consenting Stockholders, none of the executive officers of the Company has any substantial interest resulting from the Certificate of Amendment that is not shared by all other stockholders pro rata, and in accordance with their respective interests.

Householding of Stockholder Materials

In some instances we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our Chief Executive Officer at 407-512-9102, and requests in writing should be sent to Spectrum Global Solutions, Inc., Attention Chief Executive Officer, 300 Crown Oak Centre Drive, Longwood, Florida 32750. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED
BY CONSENTING STOCKHOLDERS

AMENDMENTS TO THE ARTICLES OF INCORPORATION

Amendment to the Articles of Incorporation to Increase the Authorized Shares of Common Stock of the Company to 1,000,000,000 Shares

Spectrum’s Board of Directors has unanimously adopted a resolution seeking stockholder approval to authorize the board to increase the number of authorized shares of Common Stock from 700,000,000 shares to 1,000,000,000 shares. Spectrum Global Solutions, Inc.’s Articles of Incorporation, as currently in effect, authorizes Spectrum to issue up to 700,000,000 shares of Common Stock, par value $0.00001 per share. The Board of Directors has proposed an increase in the number of authorized shares of the Common Stock of Spectrum to 1,000,000,000. The authorized number of shares of preferred stock will remain the same. The Board of Directors believes that authorizing it to effectuate this increase in the number of authorized shares of Common Stock is in the best interest of the Company and its stockholders.

The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of Spectrum, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of Spectrum are then listed. Under Spectrum’s Articles of Incorporation, the Spectrum stockholders do not have preemptive rights to subscribe to additional securities which may be issued by Spectrum, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of Spectrum in order to maintain their proportionate ownership of Spectrum’s stock.

Issuance of any additional shares of Common Stock may both dilute the equity interest and the earnings per share of existing holders of the Common Stock. Such dilution may be substantial depending upon the amount of shares issued. The newly authorized shares will have voting and other rights identical to those of the currently issued Common Stock. However, the increase can have a dilutive effect on the voting power of existing stockholders.

The authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of Spectrum by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of Spectrum and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for Spectrum stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting Spectrum’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of Spectrum’s business. However, the Board of Directors did not propose the increase in Spectrum’s authorized capital with the intent that it be utilized as a type of antitakeover device.

The relative voting and other rights of holders of the Common Stock will not be altered by the authorization of additional shares of Common Stock. Each share of Common Stock will continue to entitle its owner to one vote.

As a result of the increased authorization, the potential number of shares of Common Stock outstanding will be increased.

Amendment to the Articles of Incorporation to Authorize an up to 1-for-300 Reverse Stock Split of the Company’s Outstanding Shares of Common Stock

After consulting with investment bankers and advisors, the Board approved the Reverse Split at an exchange ratio of up to one-for-three hundred (1:300) shares.  On March 6, 2019, the Consenting Stockholders consented to resolutions authorizing the Board to effect the Reverse Split, with the Board retaining the discretion of whether to implement the Reverse Split and at which exchange ratio to effect the Reverse Split.

Our Board unanimously approved the Reverse Split on March 6, 2019, but the Board has not yet determined whether to implement the Reverse Split. We may not implement the Reverse Split until twenty (20) days after the mailing of an Information Statement under Regulation 14C to company stockholders entitled to receive same. After such 20-day period, the Board has the authority to effect the Reverse Split at any time prior to the one-year anniversary of the date of the written consent of the Consenting Stockholders. We believe that granting the Board such discretion, including the discretion to determine the exchange ratio of the Reverse Split at any exchange ratio of up to one-for-three hundred (1:300) shares, provides the Board with maximum flexibility to react to prevailing market conditions, and the Board will implement the Reverse Split only upon its determination that the Reverse Split is then in the best interests of our company and our stockholders.

The Board of Directors has approved a reverse stock split of the outstanding Common Stock on the basis of one share for up to every three hundred shares currently issued and outstanding. The holder of up to every three hundred shares of Common Stock outstanding when the Certificate of Amendment is filed with the Nevada Secretary of State (the “Effective Date”) will receive one share of Common Stock upon the effectiveness of the proposed Reverse Stock Split. There will not be a change in the par value of the Common Stock of the Company. To avoid the existence of fractional shares of Common Stock, if a stockholder would otherwise be entitled to receive a fractional share, such stockholder will be entitled to receive an additional whole share. The reverse stock split will occur automatically on the Effective Date without any action on the part of stockholders and without regard to the date certificates representing shares of Common Stock are physically surrendered for new certificates.

Stockholders will hold the same percentage interest in the Company as they held prior to the reverse stock split, but their interest will be represented by up to 1/300th as many shares. For instance, if a stockholder presently owns six hundred shares, after the reverse stock split they will own two shares (600 divided by 300 equals 2 shares).

Based on the number of shares currently issued and outstanding, immediately following the reverse split the Company will have approximately 47,503 shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares) based on the ratio for the reverse split of 1-for-300. It will provide the Company with available shares that can be issued upon such conversion and for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings for other corporate purposes which may be identified in the future, as the Board of Directors determines in its discretion.

By increasing the number of authorized but unissued shares of Common Stock, the reverse split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its stockholders. The reverse split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the reverse split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The reverse split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors has not approved the reverse split with the intent that it be utilized as a type of anti-takeover device. The Company’s certificate of incorporation and by-laws do not have any anti-takeover provisions.

The Board of Directors will determine the actual time of filing of the Certificate of Amendment. The reverse split will be effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Nevada.

The Board reserves the right, notwithstanding shareholder approval and without further action by shareholders, to elect not to proceed with the reverse split if the Board determines that the reverse split is no longer in the best interests of the Company and its shareholders.

Principal Effects of the reverse split

General

The reverse split will affect all holders of our Common Stock uniformly and will not change the proportionate equity interests of such shareholders, nor will the respective voting rights and other rights of holders of our Common Stock be altered, except for possible changes due to the treatment of fractional shares resulting from the reverse split.

Accounting Matters

The reverse split will not affect total shareholders’ equity on our balance sheet. The per share net loss and net book value per share of our Common Stock will be increased as a result of the reverse split because there will be fewer shares of our Common Stock outstanding.

Certain U.S. Federal Income Tax Consequences

The discussion below is only a summary of certain U.S. federal income tax consequences of the reverse split generally applicable to beneficial holders of shares of our Common Stock and does not purport to be a complete discussion of all possible tax consequences. This summary addresses only those shareholders who hold their old Common Stock shares as “capital assets” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and will hold the new Common Stock shares as capital assets. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign shareholders. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each shareholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such shareholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the reverse split.

●	The reverse split will qualify as a recapitalization for U.S. federal income tax purposes. As a result:

●	Shareholders should not recognize any gain or loss as a result of the reverse split.

●	The aggregate basis of a shareholder’s pre-reverse split shares will become the aggregate basis of the shares held by such shareholder immediately after the reverse split.

●	The holding period of the shares owned immediately after the reverse split will include the shareholder’s holding period before the reverse split.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. Federal tax penalties. It was written solely in connection with the proposed reverse split of our Common Stock.

Approval of Corporate Name Change to WaveTech Global, Inc.

The Board of Directors believes that it is in the best interest of the Company to approve the proposed name change of the Company from Spectrum Global Solutions, Inc. to WaveTech Global, Inc. The Board of Directors believes that from a branding and marketing standpoint, the name WaveTech Global, Inc. will give the Company an advantage when creating sales opportunities.

The proposed name change will be effectuated upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Nevada.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters to be voted upon by stockholders. Holders of our Common Stock are entitled, among other things, (i) to share ratably in dividends if, when and as declared by the Board out of funds legally available therefore and (ii) in the event of liquidation, dissolution or winding-up of our company, to share ratably in the distribution of assets legally available therefore, after payment of debts and expenses. Holders of our Common Stock have no subscription, redemption or conversion rights. The holders of our Common Stock do not have cumulative voting rights in the election of directors and have no preemptive rights to subscribe for additional shares of our capital stock. The rights, preferences and privileges of holders of our Common Stock are subject to the terms of any series of Preferred Stock that may be issued and outstanding from time to time. A vote of the holders of a majority of our Common Stock is generally required to take action under our Certificate of Incorporation and Bylaws.

Series B Preferred Stock

Pursuant to its Certificate of Designation, the Series B preferred stock shall be voted together with the shares of our common stock and any other series of preferred stock then outstanding, and not as a separate class, at any annual or special meeting of stockholders, with respect to any question or matter upon which the holders of common stock have the right to vote, such that the aggregate voting power of the Series B preferred stock is equal to 51% of the total voting power of the company. No holder of Series B preferred stock shall be entitled to redemption rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In the table below, the percentage of ownership of our Common Stock is based on 12,950,089 shares of Common Stock outstanding as of February 14, 2019.  Unless otherwise noted below, the address of the persons listed on the table is c/o Spectrum Global Solutions, Inc., 300 Crown Oak Centre, Longwood, FL 32750.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. In addition, shares of Common Stock issuable upon exercise of options, warrants and other convertible securities beneficially owned that are exercisable within sixty days of February 14, 2019, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, and the group as a whole, but are not deemed outstanding for computing the percentage ownership of any other person.

	Common Stock		Series B Preferred
Name	Shares Beneficially Owned	Percentage of Class	Shares Beneficially Owned	Percentage of Class
Directors and Named Executive Officers:
Roger Ponder	2,109,231	16.3%	500	50%
Keith Hayter	2,084,538	16.1%	500	50%

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statement of the plans and objectives of management for future operations, and any statement of assumptions underlying any of the foregoing. These statements may contain words such as “expects,” “anticipates,” “plans,” “believes,” “projects,” and words of similar meaning. These statements relate to our future business and financial performance.

Actual outcomes may differ materially from these statements. The risks listed in this Information Statement as well as any cautionary language in this Information Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, including our:

●	Annual Report on Form 10-K for the transition period from June 1, 2017 to December 31, 2017.

●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018.

The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of the Reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov. We will also mail copies of our prior reports to any stockholder upon written request.

By Order of the Board of Directors

/s/ Roger Ponder
Roger Ponder
Director and Chief Executive Officer

Longwood, Florida
March 26, 2019